Exhibit 10.7

D A T E D   A u g u s t   2 7,   2 0 1 7

(1)   I O R A   S O F T W A R E   L I M I T E D

(2)   M o r i a h   s o f t w a r e   m a n a g e m e n t   L P

D E B E N T U R E

Reed Smith LLP The Broadgate Tower 20 Primrose Street London EC2A 2RS Phone: +44 (0) 20 3116 3000 Fax: +44 (0) 20 3116 3999 DX1066 City / DX18 London r e e d s m i t h . c o m

Contents

Clause

1 Definitions and interpretation	1
2 Covenant to pay	7
3 Grant of security	7
4 Liability of the Chargor	10
5 Representations and warranties	11
6 General covenants	14
7 Property covenants	22
8 Investments covenants	26
9 Equipment covenants	31
10 Book Debts covenants	32
11 Intellectual Property covenants	33
12 Powers of the Lender	33
13 When security becomes enforceable	36
14 Enforcement of security	36
15 Receiver	40
16 Powers of Receiver	41
17 Delegation	46
18 Application of proceeds	46
19 Costs and indemnity	47
20 Further assurance	48
21 Power of attorney	49
22 Release	49
23 Assignment and transfer	50
24 SET-OFF	50
25 Amendments, waivers and consents	51
26 Severance	52
27 counterparts	52
28 third party rights	52
29 Further provisions	52
30 Notices	54
31 Governing law and jurisdiction	55

Schedule

Schedule 1
REGISTERED INTELLECTUAL Property
Schedule 2
Notice and acknowledgement - Insurance Policy
Part 1
Form of notice
Part 2
Form of acknowledgement
Schedule 3
Notice and acknowledgement - bank account
Part 1
Form of notice
Part 2
Form of acknowledgement

C O N T E N T S   P A G E   1

THIS DEED is dated August 17, 2017 and made BETWEEN:

(1)	IORA SOFTWARE LIMITED a company incorporated and registered in England and Wales with company number 06355415 whose registered office is at 1-3 Chapel House Chapel Street, Guildford, England, GU1 3UH (‘Chargor’)

(2)	MORIAH SOFTWARE MANAGEMENT LP a Delaware limited liability company with offices at 1 University Plaza, Hackensack, NJ 07601, USA (the “Lender” which terms shall include its successors and assigns).

BACKGROUND:

The Lender has agreed, pursuant to the Loan Agreement, to provide the Chargor, BTHC X, Inc. and iOra, Inc. (collectively, jointly and severally, “Borrower”) with loan facilities on a secured basis.

Under this deed, the Chargor provides security to the Lender for the loan facilities made available under the Loan Agreement.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

The following definitions apply in this deed.

‘Administrator’ means an administrator appointed to manage the affairs, business and property of the Chargor pursuant to clause 12.8;

‘Book Debts’ means all present and future book and other debts, and monetary claims due or owing to the Chargor, and the benefit of all security, guarantees and other rights of any nature enjoyed or held by the Chargor in relation to any of them;

‘Business Day’ means a day (other than a Saturday or Sunday) on which commercial banks are open for general business in London and deposits are dealt with on the London Interbank Market;

‘Delegate’ means any person appointed by the Lender or any Receiver pursuant to clause 17 and any person appointed as attorney of the Lender, Receiver or Delegate;

‘Designated Account’ means any account of the Chargor nominated by the Lender as a designated account for the purposes of this deed;

‘Environment’ means the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media;

‘Environmental Law’ means all applicable laws, statutes, regulations, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes in so far as they relate to or apply to the Environment;

‘Equipment’ means all present and future equipment, plant, machinery, tools, vehicles, furniture, fittings, installations and apparatus and other tangible moveable property for the time being owned by the Chargor, including any part of it and all spare parts, replacements, modifications and additions;

‘Event of Default’ has the meaning given to that expression in the Loan Agreement;

‘Loan Agreement’ means the Loan and Security Agreement dated on or about the date of this deed (as may be amended or extended from time to time) and made between (1) the Lender,(2) the Chargor, (3) BTHC X, Inc. and (4) iOra, Inc., a Delaware, USA corporation (as joint borrowers).

‘Financial Collateral’ means shall have the meaning given to that expression in the Financial Collateral Regulations;

2

‘Financial Collateral Regulations’ means the Financial Collateral Arrangements (No 2) Regulations 2003 (SI 2003/3226);

‘Insurance Policy’ means each contract and policy of insurance effected or maintained by the Chargor from time to time in respect of its assets or business (including, without limitation, any contract or policy of insurance relating to the Properties or the Equipment);

‘Intellectual Property’ means the Chargor's present and future patents, rights to inventions, copyright and related rights, trade marks, service marks, business names and domain names, rights in get up, goodwill, and the right to sue for passing off, rights in designs, rights in computer software, database rights, rights to use and protect the confidentiality of, confidential information and know-how and any interest in any of these rights, whether or not registered, including all applications and rights to apply for and be granted renewals or extensions of and the right to claim priority from, such rights and all equivalent or similar rights or forms of protection which subsist or will subsist now or in the future in any part of the world (including, but not limited to, the registered intellectual property specified in Schedule 1).

‘Investments’ means all present and future certificated stocks, shares, loan capital, securities, bonds and investments (whether or not marketable) for the time being owned (at law or in equity) by the Chargor, including any:

(a)       dividend, interest or other distribution paid or payable in relation to any of the Investments; and

(b)       right, money, shares or property accruing, offered or issued at any time in relation to any of the Investments by way of redemption, substitution, exchange, conversion, bonus, preference or otherwise, under option rights or otherwise.

‘LPA 1925’ means Law of Property Act 1925;

‘Properties’ means all freehold and leasehold properties (whether registered or unregistered) and all commonhold properties, now or in the future (and from time to time) owned by the Chargor, or in which the Chargor holds an interest and ‘Property’ means any of them;

‘Receiver’ means a receiver, receiver and manager or administrative receiver of any or all of the Secured Assets appointed by the Lender under clause 15;

‘Secured Assets’ means all the assets, property and undertaking for the time being subject to the Security Interests created by, or pursuant to, this deed (and references to the Secured Assets shall include references to any part of them);

‘Secured Liabilities’ means all present and future monies, obligations and liabilities owed by the Borrower to the Lender, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity, including but not limited to all monies, obligations and liabilities owed under or in connection with the Loan Agreement or this deed (including, without limitation, those arising under clause 29.3.2), together with all interest (including, without limitation, default interest) accruing in respect of those monies, obligations or liabilities;.

‘Security Financial Collateral Arrangement’ shall have the meaning given to that expression in the Financial Collateral Regulations;

‘Security Interests’ means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect;

‘Security Period’ means the period starting on the date of this deed and ending on the date on which the Lender is satisfied that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and no further Secured Liabilities are capable of being outstanding.

1.2	Interpretation

In this deed:

1.2.1	reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force for the time being, taking account of any amendment or re-enactment or extension and includes any former statute, statutory provision or subordinate legislation which it amends or re-enacts;

1.2.2	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

1.2.3	unless the context otherwise requires, words in the singular include the plural and in the plural include the singular;

1.2.4	a reference to a clause is to a clause of this deed, unless the context otherwise requires;

1.2.5	a reference to continuing in relation to an Event of Default means an Event of Default which has not been remedied or waived;

1.2.6	a reference to this deed (or any provision of it) or any other document shall be construed as a reference to this deed, that provision or that document as it is in force for the time being and as amended in accordance with its terms or with the agreement of the relevant parties;

1.2.7	a reference to a person shall include a reference to an individual, firm, schedule, corporation, partnership, unincorporated body of persons or any state or any person;

1.2.8	a reference to an amendment includes a novation, re-enactment, supplement or variation (and amended shall be construed accordingly);

1.2.9	a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

1.2.10	a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

1.2.11	a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

1.2.12	a reference to determines or determined means, unless the contrary is indicated, a determination made at the discretion of the person making it;

1.2.13	a reference to the Chargor or the Lender shall include its successors, permitted transferees and permitted assigns;

1.2.14	clause headings shall not affect the interpretation of this deed; and

1.2.15	where any statement is qualified by the expression so far as the Chargor is aware or to Chargor’s knowledge or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry.

1.3	Clawback

If the Lender considers that an amount paid by the Chargor in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this deed.

1.4	Nature of security over real property

A reference in this deed to a charge or mortgage of or over any Property includes:

1.4.1	all buildings and fixtures and fittings (including trade and tenant's fixtures and fittings) that are situated on or form part of that Property at any time;

1.4.2	the proceeds of the sale of any part of that Property and any other monies paid or payable in respect of or in connection with that Property;

1.4.3	the benefit of any covenants for title given, or entered into, by any predecessor in title of the Chargor in respect of that Property, and any monies paid or payable in respect of those covenants; and

1.4.4	all rights under any licence, agreement for sale or agreement for lease in respect of that Property.

1.5	Law of Property (Miscellaneous Provisions) Act 1989

For the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Loan Agreement and of any side letters between any parties in relation to the Loan Agreement are incorporated into this deed.

1.6	Perpetuity period

If the rule against perpetuities applies to any trust created by this deed, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

1.7	Schedules

The Schedules form part of this deed and shall have effect as if set out in full in the body of this deed. Any reference to this deed includes the Schedules.

2	Covenant to pay

The Chargor shall, on demand, pay to the Lender and discharge the Secured Liabilities when they become due.

3	Grant of security

3.1	Fixed charges

As a continuing security for the payment and discharge of the Secured Liabilities, the Chargor with full title guarantee charges to the Lender by way of first fixed charge:

3.1.1	all Properties acquired by the Chargor in the future;

3.1.2	all present and future interests of the Chargor not effectively mortgaged or charged under the preceding provisions of this clause 3.1 in, or over, freehold or leasehold property;

3.1.3	all present and future rights, licences, guarantees, rents, deposits, contracts, covenants and warranties relating to each Property;

3.1.4	all licences, consents and authorisations (statutory or otherwise) held or required in connection with the Chargor's business or the use of any Secured Asset, and all rights in connection with them;

3.1.5	all its present and future goodwill;

3.1.6	all its uncalled capital;

3.1.7	all the Equipment;

3.1.8	all the Intellectual Property;

3.1.9	all the Book Debts;

3.1.10	all the Investments;

3.1.11	all monies from time to time standing to the credit of its accounts with any bank, financial institution or other person (including each Designated Account), together with all other rights and benefits accruing to or arising in connection with each account (including, but not limited to, entitlements to interest;

3.1.12	all its rights in respect of each Insurance Policy, including all claims, the proceeds of all claims and all returns of premium in connection with each Insurance Policy, to the extent not effectively assigned under clause 3.2.

3.2	Assignment

As a continuing security for the payment and discharge of the Secured Liabilities, the Chargor with full title guarantee assigns to the Lender absolutely, subject to a proviso for reassignment on irrevocable discharge in full of the Secured Liabilities:

3.2.1	all its rights in each Insurance Policy, including all claims, the proceeds of all claims and all returns of premium in connection with each Insurance Policy.

3.3	Floating charge

As a continuing security for the payment and discharge of the Secured Liabilities, the Chargor with full title guarantee charges to the Lender, by way of first floating charge, all the undertaking, property, assets and rights of the Chargor at any time not effectively mortgaged, charged or assigned pursuant to clause 3.1 to clause 3.2 inclusive.

3.4	Qualifying floating charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.3.

3.5	Automatic crystallisation of floating charge

The floating charge created by clause 3.3 shall automatically and immediately (without notice) convert into a fixed charge over the assets subject to that floating charge if:

3.5.1	the Chargor:

(a)	creates, or attempts to create, without the prior written consent of the Lender, a Security Interest or a trust in favour of another person over all or any part of the Secured Assets (except as expressly permitted by the terms of this deed or the Loan Agreement); or

(b)	disposes, or attempts to dispose of, all or any part of the Secured Assets (other than Secured Assets that are only subject to the floating charge while it remains uncrystallised);

3.5.2	any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Secured Assets; or

3.5.3	a resolution is passed or an order is made for the winding-up, dissolution, administration or re-organisation of the Chargor.

3.6	Crystallisation of floating charge by notice

The Lender may, in its sole discretion, by written notice to the Chargor, convert the floating charge created under this deed into a fixed charge as regards any part of the Secured Assets specified by the Lender in that notice if:

3.6.1	an Event of Default occurs; or

3.6.2	the Lender considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

3.7	Assets acquired after any floating charge has crystallised

Any asset acquired by the Chargor after any crystallisation of the floating charge created under this deed that, but for that crystallisation, would be subject to a floating charge under this deed, shall (unless the Lender confirms otherwise to the Chargor in writing) be charged to the Lender by way of first fixed charge.

4	Liability of the Chargor

4.1	Liability not discharged

The Chargor's liability under this deed in respect of any of the Secured Liabilities shall not be discharged, prejudiced or affected by:

4.1.1	any security, guarantee, indemnity, remedy or other right held by, or available to, the Lender that is, or becomes, wholly or partially illegal, void or unenforceable on any ground;

4.1.2	the Lender renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

4.1.3	any other act or omission that, but for this clause 4.1, might have discharged, or otherwise prejudiced or affected, the liability of the Chargor.

4.2	Immediate recourse

The Chargor waives any right it may have to require the Lender to enforce any security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this deed against the Chargor.

5	Representations and warranties

5.1	Representations and warranties

The Chargor makes the representations and warranties set out in this clause 5 to the Lender.

5.2	Incorporation

The Chargor is duly incorporated, organised and validly subsisting and has power to own its property and assets and carry on its business as it is now being conducted.

5.3	Power and Capacity

It has the power and capacity to enter into and perform its obligations under this deed and to create the Security Interests hereby expressed to be created and has taken all necessary corporate and other action required to authorise the execution and delivery of this deed, the creation of the security hereby expressed to be created or evidenced and its performance in accordance with its terms.

5.4	No Breach

Neither the execution of this deed nor the creation of the Security Interests hereby expressed to be created or evidenced nor the performance of its obligations hereunder contravenes any of the provisions of its constitution (or equivalent constitutional documents) or any agreement or document to which it is a party or which is binding upon it or its assets or any law to which it is subject.

5.5	Approvals and Registrations

It holds or will, within any applicable time limit, obtain and keep in full force and effect and comply with all approvals, authorisations, consents, licences, registrations and exemptions necessary for the creation or validity of the security hereby expressed to be created or evidenced and for it to perform its obligations hereunder.

5.6	Litigation

No material litigation is pending or threatened in relation to its business or likely to have an adverse effect on its business

5.7	Ownership of Secured Assets

The Chargor is the sole legal and beneficial owner of the Secured Assets.

5.8	No Security

The Secured Assets are free from any Security Interest other than the Security Interest created by this deed.

5.9	No adverse claims

The Chargor has not received, or acknowledged notice of, any adverse claim by any person in respect of the Secured Assets or any interest in them.

5.10	No adverse covenants

There are no covenants, agreements, reservations, conditions, interests, rights or other matters whatsoever that materially and adversely affect the Secured Assets.

5.11	No breach of laws

There is no breach of any law or regulation that materially and adversely affects the Secured Assets.

5.12	No interference in enjoyment

No facility necessary for the enjoyment and use of the Secured Assets is subject to terms entitling any person to terminate or curtail its use.

5.13	No overriding interests

Nothing has arisen, has been created or is subsisting, that would be an overriding interest in any Property.

5.14	Avoidance of security

No Security Interest expressed to be created under this deed is liable to be avoided, or otherwise set aside, on the liquidation or administration of the Chargor or otherwise.

5.15	No prohibitions or breaches

There is no prohibition on assignment in any Insurance Policy and the entry into this deed by the Chargor does not, and will not, constitute a breach of any Insurance Policy, or any other agreement or instrument binding on the Chargor or its assets.

5.16	Environmental compliance

The Chargor has, at all times, complied in all material respects with all applicable Environmental Law.

5.17	Enforceable security

This deed constitutes and will constitute the legal, valid, binding and enforceable obligations of the Chargor, and is and will continue to be effective security over all and every part of the Secured Assets in accordance with its terms.

5.18	Investments

5.18.1	The Investments are fully paid and are not subject to any option to purchase or similar rights.

5.18.2	No constitutional document of an issuer of an Investment, nor any other agreement:

(a)	restricts or inhibits any transfer of the Investments on creation or enforcement of the security constituted by this deed; or

(b)	contains any rights of pre-emption in relation to the Investments.

5.18.3	The Chargor has complied with all notices relating to all or any of the Investments received by it pursuant to sections 790D and 790E of the Companies Act 2006.

5.18.4	No warning notice has been issued under paragraph 1(2) of Schedule 1B of the Companies Act 2006, and no restrictions notice has been issued under paragraph 1(3) of Schedule 1B of the Companies Act 2006, in respect of all or any of the Investments.

5.19	Times for making representations and warranties

The representations and warranties set out in clause 5.2 to clause 5.18 are made by the Chargor on the date of this deed and are deemed to be repeated on each day of the Security Period with reference to the facts and circumstances existing at the time of repetition.

6	General covenants

6.1	Negative pledge and disposal restrictions

The Chargor shall not at any time, except with the prior written consent of the Lender:

6.1.1	create, purport to create or permit to subsist any Security Interest on, or in relation to, any Secured Asset other than any Security Interest created by this deed or any Permitted Security;

6.1.2	except as expressly permitted by the Loan Agreement, sell, assign, transfer, part with possession of, or otherwise dispose of in any manner (or purport to do so), all or any part of, or any interest in, the Secured Assets (except, in the ordinary course of business, Secured Assets that are only subject to an uncrystallised floating charge); or

6.1.3	create or grant (or purport to create or grant) any interest in the Secured Assets in favour of a third party other than a Permitted Security.

6.2	Preservation of Secured Assets

The Chargor shall not do, or permit to be done, any act or thing that would or might depreciate, jeopardise or otherwise prejudice the security held by the Lender, or materially diminish the value of any of the Secured Assets or the effectiveness of the security created by this deed.

6.3	Comply with facilities

The Chargor shall comply with and observe all terms and conditions of any facility made available to the Chargor by the Lender and of all other contracts, agreements and security to which it is a party relating to the Secured Liabilities.

6.4	Tax affairs

The Chargor shall ensure that its tax affairs are at all time up to date and in order and, if required by the Lender, produce evidence of same to the Lender.

6.5	Preferential debts

The Chargor shall punctually pay, as the same shall become due, all debts and liabilities which by virtue of the provisions of any law relating to liquidation, bankruptcy, insolvency or creditors rights generally would have priority to all or any of the Secured Liabilities.

6.6	Compliance with laws and regulations

6.6.1	The Chargor shall not, without the Lender's prior written consent, use or permit the Secured Assets to be used in any way contrary to law.

6.6.2	The Chargor shall:

(a)	comply with the requirements of any law and regulation relating to or affecting the Secured Assets or the use of it or any part of them;

(b)	obtain, and promptly renew from time to time, and comply with the terms of all authorisations that are required in connection with the Secured Assets or their use or that are necessary to preserve, maintain or renew any Secured Asset; and

(c)	promptly effect any maintenance, modifications, alterations or repairs that are required by any law or regulation to be effected on or in connection with the Secured Assets.

6.7	Enforcement of rights

The Chargor shall:

6.7.1	procure the prompt observance and performance of the covenants and other obligations imposed on the Chargor's counterparties (including each counterparty in respect of each insurer in respect of an Insurance Policy); and

6.7.2	enforce any rights and institute, continue or defend any proceedings relating to any of the Secured Assets which the Lender may require from time to time.

6.8	Notice of misrepresentation and breaches

The Chargor shall, promptly on becoming aware of any of the same, give the Lender notice in writing of:

6.8.1	any representation or warranty set out in this deed that is incorrect or misleading in any material respect when made or deemed to be repeated; and

6.8.2	any breach of any covenant set out in this deed.

6.9	Title documents

The Chargor shall, as so required by the Lender, deposit with the Lender and the Lender shall, for the duration of this deed be entitled to hold:

6.9.1	all deeds and documents of title relating to the Secured Assets that are in the possession or control of the Chargor (and if these are not within the possession or control of the Chargor, the Chargor undertakes to obtain possession of all these deeds and documents of title);

6.9.2	all Insurance Policies and any other insurance policies relating to any of the Secured Assets that the Chargor is entitled to possess; and

6.9.3	all deeds and documents of title (if any) relating to the Book Debts as the Lender may specify from time to time.

6.10	Insurance

6.10.1	The Chargor shall insure and keep insured (or where, in the case of any leasehold property, insurance is the responsibility of the landlord under the terms of the lease, either procure that the landlord insures and keeps insured or, if and to the extent that the landlord does not do so, itself insure and keep insured) the Secured Assets against:

(a)	loss or damage by fire or terrorist acts;

(b)	other risks, perils and contingencies that would be insured against by reasonably prudent persons carrying on the same class of business as the Chargor; and

(c)	any other risk, perils and contingencies as the Lender may reasonably require.

6.10.2	Any such insurance must be with an insurance company or underwriters, and on such terms, as are reasonably acceptable to the Lender, and must include property owners' public liability and third party liability insurance and be for not less than the replacement value of the relevant Secured Assets (meaning in the case of any premises on any Property, the total cost of entirely rebuilding, reinstating or replacing the premises in the event of their being destroyed, together with architects', surveyors', engineers' and other professional fees and charges for shoring or propping up, demolition, site clearance and reinstatement with adequate allowance for inflation) and loss of rents payable by the tenants or other occupiers of the Property for a period of at least three years, including provision for increases in rent during the period of insurance.

6.10.3	The Chargor shall, if requested by the Lender, produce to the Lender each policy, certificate or cover note relating to the insurance required by clause 6.10.1 (or where, in the case of any leasehold property, that insurance is effected by the landlord, such evidence of insurance as the Chargor is entitled to obtain from the landlord under the terms of the relevant lease).

6.10.4	The Chargor shall, if requested by the Lender, procure that a note of the Lender's interest is endorsed upon each insurance policy (other than public liability and third party liability insurances) maintained by it or any person on its behalf in accordance with clause 6.10.1 but without the Lender having any liability for any premium in relation to those Insurance Policies unless it has expressly and specifically requested to be made liable in respect of any increase in premium or unpaid premium in respect of any Insurance Policy.

6.10.5	The Chargor shall ensure that each Insurance Policy contains:

(a)	a loss payee clause under which the Lender is named as first loss payee (other than in respect of any claim under any public liability and third party liability insurances);

(b)	terms ensuring that it cannot be avoided or vitiated as against the Lender by reason of the act or default of any other insured party or any misrepresentation, non-disclosure or failure to make a fair presentation of risk by any other insured party;

(c)	a waiver of each insurer's rights of subrogation against the Chargor, the Lender and the tenants of any Property other than any such rights arising in connection with any fraud or criminal offence committed by any of those persons in respect of any Property or any Insurance Policy; and

(d)	terms ensuring that no insurer can repudiate, rescind or cancel it, treat it as avoided in whole or in part nor treat it as expired due to non-payment of premium without giving at least 30 days' prior written notice to the Lender.

6.11	Insurance premiums

The Chargor shall:

6.11.1	promptly pay all premiums in respect of each insurance policy maintained by it in accordance with clause 6.10.1 and do all other things necessary to keep that policy in full force and effect; and

6.11.2	(if the Lender so requires) produce to, or deposit with, the Lender the receipts for all premiums and other payments necessary for effecting and keeping up each insurance policy maintained by it in accordance with clause 6.10.1 (or where, in the case of leasehold property, insurance is effected by the landlord, such evidence of the payment of premiums as the Chargor is entitled to obtain from the landlord under the terms of the relevant lease).

6.12	No invalidation of insurance

The Chargor shall not do or omit to do, or permit to be done or omitted, any act or thing that may invalidate or otherwise prejudice any insurance policy maintained by it in accordance with clause 6.10.1.

6.13	Proceeds of insurance policies

All monies payable under any insurance policy maintained by the Chargor in accordance with clause 6.10.1 at any time (whether or not the security constituted by this deed has become enforceable) shall:

6.13.1	immediately be paid to the Lender;

6.13.2	if they are not paid directly to the Lender by the insurers, be held, pending such payment, by the Chargor as trustee of the same for the benefit of the Lender; and

6.13.3	be applied in making good or recouping expenditure in respect of the loss or damage for which those monies are received or, after the security constituted by this deed has become enforceable and if the Lender so directs, in or towards discharge or reduction of the Secured Liabilities.

6.14	Notices to be given by the Chargor

6.14.1	The Chargor shall on the execution of this deed and as so requested by the Lender from time to time:

(a)	give notice to each insurer under an Insurance Policy in the form set out in Part 1 of Schedule 2 and

(b)	procure that each insurer provides to the Lender an acknowledgement of the notice in the form set out in Part 2 of Schedule 2; and

6.14.2	The Chargor shall on the execution of this deed and as so requested by the Lender from time to time:

(a)	give notice to each bank, financial institution or other person (other than the Lender) with whom the Chargor holds an account (including each Designated Account) in the form set out in Part 1 of Schedule 3; and

(b)	procure that each such bank, financial institution or other person provides to the Lender an acknowledgement of the notice in the form of Part 2 of Schedule 3.

6.15	Information

The Chargor shall:

6.15.1	give the Lender such information concerning the location, condition, use and operation of the Secured Assets as the Lender may require;

6.15.2	permit any persons designated by the Lender and any Receiver to enter on its premises and inspect and examine any Secured Asset, and the records relating to that Secured Asset, at all reasonable times and on reasonable prior notice; and

6.15.3	promptly notify the Lender in writing of any action, claim, notice or demand made by or against it in connection with any Secured Asset or of any fact, matter or circumstance which may, with the passage of time, give rise to such an action, claim, notice or demand, together with, in each case, the Chargor's proposals for settling, liquidating, compounding or contesting any such action, claim, notice or demand and shall, subject to the Lender's prior approval, implement those proposals at its own expense.

6.16	Payment of outgoings

The Chargor shall promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Secured Assets and, on demand, produce evidence of payment to the Lender.

6.17	Appointment of accountants

6.17.1	The Chargor shall:

(a)	at its own cost, if at any time so required by the Lender, appoint an accountant or firm of accountants nominated by the Lender to investigate the financial affairs of the Chargor and those of its subsidiaries and report to the Lender; and

(b)	at its own cost, co-operate fully with any accountants so appointed and immediately provide those accountants with all information requested.

6.17.2	The Chargor authorises the Lender to make an appointment as it shall think fit at any time, without further authority from the Chargor. In every case, the Chargor shall pay, or reimburse the Lender for, the fees and expenses of those accountants.

7	Property covenants

7.1	Maintenance

The Chargor shall keep all premises and all fixtures and fittings on each Property in good and substantial repair and condition.

7.2	Preservation of Property, fixtures and Equipment

The Chargor shall not, without the prior written consent of the Lender:

7.2.1	pull down or remove the whole, or any part of, any building forming part of any Property or permit the same to occur;

7.2.2	make or permit any material alterations to any Property, or sever or remove, or permit to be severed or removed, any of its fixtures; or

7.2.3	remove or make any material alterations to any of the Equipment belonging to, or in use by, the Chargor on any Property (except to effect necessary repairs or replace them with new or improved models or substitutes).

7.3	Conduct of business on Properties

The Chargor shall carry on its trade and business on those parts (if any) of the Properties as are used for the purposes of trade or business in accordance with the standards of good management from time to time current in that trade or business.

7.4	Planning information

The Chargor shall:

7.4.1	give full particulars to the Lender of any notice, order, direction, designation, resolution or proposal given or made by any planning authority or other public body or authority (Planning Notice) that specifically applies to any Property, or to the locality in which it is situated, within seven days after becoming aware of the relevant Planning Notice; and

7.4.2	at its own expense, immediately, on request by the Lender and at the cost of the Chargor, take all reasonable and necessary steps to comply with any Planning Notice, and make, or join with the Lender in making, any objections or representations in respect of that Planning Notice that the Lender may desire.

7.5	Compliance with covenants and payment of rent

The Chargor shall:

7.5.1	observe and perform all covenants, stipulations and conditions to which each Property, or the use of it, is or may be subjected, and (if the Lender so requires) produce evidence sufficient to satisfy the Lender that those covenants, stipulations and conditions have been observed and performed;

7.5.2	diligently enforce all covenants, stipulations and conditions benefiting each Property and shall not (and shall not agree to) waive release or vary any of the same; and

7.5.3	(without prejudice to the generality of the foregoing) where a Property, or part of it, is held under a lease, duly and punctually pay all rents due from time to time, and perform and observe all the tenant's covenants and conditions.

7.6	Payment of rent and outgoings

The Chargor shall:

7.6.1	where a Property, or part of it, is held under a lease, duly and punctually pay all rents due from time to time; and

7.6.2	pay (or procure payment of the same) when due all charges, rates, taxes, duties, assessments and other outgoings relating to or imposed on each Property or on its occupier.

7.7	Maintenance of interests in Properties

The Chargor shall not, without the prior written consent of the Lender:

7.7.1	grant, or agree to grant, any licence or tenancy affecting the whole or any part of any Property, or exercise, or agree to exercise, the statutory powers of leasing or of accepting surrenders under sections 99 or 100 of the Law of Property Act 1925; or

7.7.2	in any other way dispose of, surrender or create, or agree to dispose of surrender or create, any legal or equitable estate or interest in the whole or any part of any Property.

7.8	Registration restrictions

If the title to any Property is not registered at the Land Registry, the Chargor shall use procure that no person (other than itself) shall be registered under the Land Registration Acts 1925 to 2002 as proprietor of all or any part of any Property without the prior written consent of the Lender. The Chargor shall be liable for the costs and expenses of the Lender in lodging cautions against the registration of the title to the whole or any part of any Property from time to time.

7.9	Development restrictions

The Chargor shall not, without the prior written consent of the Lender:

7.9.1	make or, insofar as it is able, permit others to make any application for planning permission or development consent in respect of the Property; or

7.9.2	carry out, or permit, or suffer to be carried out on any Property any development as defined in the Town and Country Planning Act 1990 and the Planning Act 2008, or change or permit or suffer to be changed the use of any Property.

7.10	Environment

The Chargor shall:

7.10.1	comply with all the requirements of Environmental Law both in the conduct of its general business and in the management, possession or occupation of each Property; and

7.10.2	obtain and comply with all authorisations, permits and other types of licences necessary under Environmental Law.

7.11	No restrictive obligations

The Chargor shall not, without the prior written consent of the Lender, enter into any onerous or restrictive obligations affecting the whole or any part of any Property, or create or permit to arise any overriding interest, easement or right whatever in or over the whole or any part of any Property.

7.12	Proprietary rights

The Chargor shall procure that no person shall become entitled to assert any proprietary or other like right or interest over the whole or any part of any Property without the prior written consent of the Lender.

7.13	Inspection

The Chargor shall permit the Lender, any Receiver and any person appointed by either of them to enter on and inspect any Property on reasonable prior notice.

7.14	Property information

The Chargor shall inform the Lender promptly of any acquisition by the Chargor of, or contract made by the Chargor to acquire, any freehold, leasehold or other interest in any property.

7.15	VAT option to tax

The Chargor shall not, without the prior written consent of the Lender:

7.15.1	exercise any VAT option to tax in relation to any Property; or

7.15.2	revoke any VAT option to tax exercised, and disclosed to the Lender, before the date of this deed.

7.16	Registration at the Land Registry

The Chargor consents to an application being made by the Lender to the Land Registrar for the following restriction in Form P to be registered against its title to each Property:

"No disposition of the registered estate by the proprietor of the registered estate [or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction] is to be registered without a written consent signed by the proprietor for the time being of the charge dated [DATE] in favour of Moriah Software Management LP referred to in the charges register [or [their conveyancer or specify appropriate details]]."

8	Investments covenants

8.1	Deposit of title documents

8.1.1	The Chargor shall:

(a)	on the execution of this deed, deliver to the Lender or as the Lender may direct, all stock or share certificates and other documents of title or evidence of ownership relating to any Investments owned by the Chargor at that time; and

(b)	on the purchase or acquisition by it of Investments after the date of this deed, deliver to the Lender or as the Lender may direct, all stock or share certificates and other documents of title or evidence of ownership relating to those Investments.

8.1.2	At the same time as delivering documents to the Lender or as the Lender may direct, in accordance with clause 8.1.1, the Chargor shall also deliver to the Lender or as the Lender may direct:

(a)	all stock transfer forms relating to the relevant Investments duly completed and executed by or on behalf of the Chargor, but with the name of the transferee, the consideration and the date left blank; and

(b)	any other documents (in each case duly completed and executed by or on behalf of the Chargor) that the Lender may request to enable it or any of its nominees, or any purchaser or transferee, to be registered as the owner of, or otherwise obtain a legal title to, or to perfect its security interest in any of the relevant Investments, so that the Lender may, at any time and without notice to the Chargor, complete and present those stock transfer forms and other documents to the issuer of the Investments for registration.

8.2	Nominations

8.2.1	The Chargor shall terminate with immediate effect all nominations it may have made (including, without limitation, any nomination made under section 145 or section 146 of the Companies Act 2006) in respect of any Investments and, pending that termination, procure that any person so nominated:

(a)	does not exercise any rights in respect of any Investments without the prior written approval of the Lender; and

(b)	immediately on receipt by it, forward to the Lender all communications or other information received by it in respect of any Investments for which it has been so nominated.

8.2.2	The Chargor shall not, during the Security Period, exercise any rights (including, without limitation, any rights under sections 145 and 146 of the Companies Act 2006) to nominate any person in respect of any of the Investments.

8.3	Additional registration obligations

The Chargor shall:

8.3.1	obtain all consents, waivers, approvals and permissions that are necessary, under the articles of association or otherwise of an issuer of any Investments, for the transfer of the Investments to the Lender or its nominee, or to a purchaser on enforcement of the security constituted by this deed; and

8.3.2	procure the amendment of the share transfer provisions (including, but not limited to, deletion of any pre-emption provisions) under the articles of association, other constitutional documents or otherwise of each issuer of the Investments in any manner that the Lender may require in order to permit the transfer of the Investments to the Lender or its nominee, or to a purchaser on enforcement of the security constituted by this deed.

8.4	Dividends and voting rights before enforcement

8.4.1	Before the security constituted by this deed becomes enforceable, the Chargor may retain and apply for its own use all dividends, interest and other monies paid or payable in respect of the Investments and, if any are paid or payable to the Lender or any of its nominees, the Lender will hold all those dividends, interest and other monies received by it for the Chargor and will pay them to the Chargor promptly on request.

8.4.2	Before the security constituted by this deed becomes enforceable, the Chargor may exercise all voting and other rights and powers in respect of the Investments or, if any of the same are exercisable by the Lender of any of its nominees, to direct in writing the exercise of those voting and other rights and powers provided that:

(a)	it shall not do so in any way that would breach any provision of the Loan Agreement or any other Loan Document (as defined in the Loan Agreement) or this deed or for any purpose inconsistent with the Loan Agreement or this deed; and

(b)	the exercise of, or the failure to exercise, those voting rights or other rights and powers would not, in the Lender's opinion, have an adverse effect on the value of the Investments or otherwise prejudice the Lender's security under this deed.

8.4.3	The Chargor shall indemnify the Lender against any loss or liability incurred by the Lender (or its nominee) as a consequence of the Lender (or its nominee) acting in respect of the Investments at the direction of the Chargor.

8.4.4	The Lender shall not, by exercising or not exercising any voting rights or otherwise, be construed as permitting or agreeing to any variation or other change in the rights attaching to or conferred by any of the Investments that the Lender considers prejudicial to, or impairing the value of, the security created by this deed.

8.5	Dividends and voting rights after enforcement

After the security constituted by this deed has become enforceable:

8.5.1	all dividends and other distributions paid in respect of the Investments and received by the Chargor shall be held by the Chargor on trust for the Lender and immediately paid into a Designated Account or, if received by the Lender, shall be retained by the Lender; and

8.5.2	all voting and other rights and powers attaching to the Investments shall be exercised by, or at the direction of, the Lender and the Chargor shall, and shall procure that its nominees shall, comply with any directions the Lender may give, in its absolute discretion, concerning the exercise of those rights and powers.

8.6	Calls on Investments

Notwithstanding the security created by this deed the Chargor shall promptly pay all calls, instalments and other payments that may be or become due and payable in respect of all or any of the Investments. The Chargor acknowledges that the Lender shall not be under any liability in respect of any such calls, instalments or other payments.

8.7	No alteration of constitutional documents or rights attaching to Investments

The Chargor shall not, without the prior written consent of the Lender, amend, or agree to the amendment of:

8.7.1	the memorandum or articles of association, or any other constitutional documents, of any issuer that is not a public company; or

8.7.2	the rights or liabilities attaching to any of the Investments.

8.8	Preservation of Investments

The Chargor shall ensure (as far as it is able to by the exercise of all voting rights, powers of control and other means available to it) that any issuer that is not a public company shall not:

8.8.1	consolidate or subdivide any of its Investments, or reduce or re-organise its share capital in any way;

8.8.2	issue any new shares or stock; or

8.8.3	refuse to register any transfer of any of its Investments that may be lodged for registration by, or on behalf of, the Lender or the Chargor in accordance with this deed.

8.9	Investments information

The Chargor shall, promptly following receipt, send to the Lender copies of any notice, circular, report, accounts and any other document received by it that relates to the Investments.

8.10	Compliance with requests for information

The Chargor shall promptly copy to the Lender and comply with all requests for information which are made under the Companies Act 2006 (including, without limitation, under sections 790D, 790E and 793 of the Companies Act 2006) relating to all or any part of the Secured Assets. If it fails to do so, the Lender may elect to provide such information as it may have on behalf of the Chargor.

9	Equipment covenants

9.1	Maintenance of Equipment

The Chargor shall:

9.1.1	maintain the Equipment in good and serviceable condition (except for expected fair wear and tear) in compliance with all relevant manuals, handbooks, manufacturer's instructions and recommendations and maintenance or servicing schedules;

9.1.2	at its own expense, renew and replace any parts of the Equipment when they become obsolete, worn out or damaged with parts of a similar quality and of equal or greater value; and

9.1.3	not permit any Equipment to be:

(a)	used or handled other than by properly qualified and trained persons; or

(b)	overloaded or used for any purpose for which it is not designed or reasonably suitable.

9.2	Payment of Equipment taxes

The Chargor shall promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Equipment and, on demand, produce evidence of such payment to the Lender.

9.3	Notice of charge

The Chargor:

9.3.1	shall, if so requested by the Lender, affix to and maintain on each item of Equipment in a conspicuous place, a clearly legible identification plate containing the following wording:

"NOTICE OF CHARGE

This [DESCRIBE ITEM] and all additions to it [and ancillary equipment] are subject to a fixed charge dated [DATE] in favour of Moriah Software Management LP."

9.3.2	shall not, and shall not permit any person to, conceal, obscure, alter or remove any plate affixed in accordance with clause 9.3.1.

10	Book Debts covenants

10.1	Realising Book Debts

Subject to the provisions of the Loan Agreement the Chargor shall:

10.1.1	The Chargor shall as an agent for the Lender, collect in and realise all Book Debts, pay the proceeds into a Designated Account immediately on receipt and, pending that payment, hold those proceeds in trust for the Lender;

10.1.2	not, without the prior written consent of the Lender, withdraw any amounts standing to the credit of any Designated Account; and

10.1.3	if called on to do so by the Lender, execute a legal assignment of the Book Debts to the Lender on such terms as the Lender may require and give notice of that assignment to the debtors from whom the Book Debts are due, owing or incurred.

10.2	Preservation of Book Debts

The Chargor shall not (except as provided by clause 10.1 or with the prior written consent of the Lender) release, exchange, compound, set-off, grant time or indulgence in respect of, or in any other manner deal with, all or any of the Book Debts.

11	Intellectual Property covenants

11.1	Preservation of rights

The Chargor shall take all necessary action to safeguard and maintain present and future rights in, or relating to, the Intellectual Property including (without limitation) by observing all covenants and stipulations relating to those rights, and by paying all applicable renewal fees, licence fees and other outgoings.

11.2	Registration of Intellectual Property

The Chargor shall use all reasonable efforts to register applications for the registration of any Intellectual Property, and shall keep the Lender informed of all matters relating to each such registration.

11.3	Maintenance of Intellectual Property

The Chargor shall not permit any Intellectual Property to be abandoned, cancelled or to lapse.

12	Powers of the Lender

12.1	Power to remedy

12.1.1	The Lender shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Chargor of any of its obligations contained in this deed.

12.1.2	The Chargor irrevocably authorises the Lender and its agents to do all things that are necessary or desirable for that purpose.

12.1.3	Any monies expended by the Lender in remedying a breach by the Chargor of its obligations contained in this deed shall be reimbursed by the Chargor to the Lender on a full indemnity basis and shall carry interest in accordance with clause 19.1.

12.2	Exercise of rights

12.2.1	The rights of the Lender under clause 12.1 are without prejudice to any other rights of the Lender under this deed.

12.2.2	The exercise of any rights of the Lender under this deed shall not make the Lender liable to account as a mortgagee in possession.

12.3	Power to dispose of chattels

12.3.1	At any time after the security constituted by this deed has become enforceable, the Lender or any Receiver may, as agent for the Chargor, dispose of any chattels or produce found on any Property.

12.3.2	Without prejudice to any obligation to account for the proceeds of any disposal made under clause 12.3.1, the Chargor shall indemnify the Lender and any Receiver against any liability arising from any disposal made under clause 12.3.1.

12.4	Lender has Receiver's powers

To the extent permitted by law, any right, power or discretion conferred by this deed on a Receiver may, after the security constituted by this deed has become enforceable, be exercised by the Lender in relation to any of the Secured Assets whether or not it has taken possession of any Secured Assets and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

12.5	Conversion of currency

12.5.1	For the purpose of, or pending the discharge of, any of the Secured Liabilities, the Lender may convert any monies received, recovered or realised by it under this deed (including the proceeds of any previous conversion under this clause 12.5) from their existing currencies of denomination into any other currencies of denomination that the Lender may think fit.

12.5.2	Any such conversion shall be effected at the then prevailing spot selling rate of exchange, as determined by the Lender, for such other currency against the existing currency.

12.5.3	Each reference in this clause 12.5 to a currency extends to funds of that currency and, for the avoidance of doubt, funds of one currency may be converted into different funds of the same currency.

12.6	New accounts

12.6.1	If the Lender receives, or is deemed to have received, notice of any subsequent Security Interest, or other interest, affecting all or part of the Secured Assets, the Lender may open a new account for the Chargor in the Lender's books. Without prejudice to the Lender's right to combine accounts, no money paid to the credit of the Chargor in any such new account shall be appropriated towards, or have the effect of discharging, any part of the Secured Liabilities.

12.6.2	If the Lender does not open a new account immediately on receipt of the notice, or deemed notice, under clause 12.6.1, then, unless the Lender gives express written notice to the contrary to the Chargor, all payments made by the Chargor to the Lender shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Liabilities, as from the time of receipt or deemed receipt of the relevant notice by the Lender.

12.7	Indulgence

The Lender may, at its discretion, grant time or other indulgence, or make any other arrangement, variation or release with any person not being a party to this deed (whether or not any such person is jointly liable with the Chargor) in respect of any of the Secured Liabilities, or of any other security for them without prejudice either to this deed or to the liability of the Chargor for the Secured Liabilities.

12.8	Appointment of an Administrator

12.8.1	The Lender may, without notice to the Chargor, appoint any one or more persons to be an Administrator of the Chargor pursuant to Paragraph 14 of Schedule B1 of the Insolvency Act 1986 if the security constituted by this deed becomes enforceable.

12.8.2	Any appointment under this clause 12.8 shall:

(a)	be in writing signed by a duly authorised signatory of the Lender; and

(b)	take effect, in accordance with paragraph 19 of Schedule B1 of the Insolvency Act 1986.

12.8.3	The Lender may apply to the court for an order removing an Administrator from office and may by notice in writing in accordance with this clause 12.8 appoint a replacement for any Administrator who has died, resigned, been removed or who has vacated office upon ceasing to be qualified.

13	When security becomes enforceable

13.1	Security becomes enforceable on Event of Default

The security constituted by this deed shall become immediately enforceable if an Event of Default occurs.

13.2	Discretion

After the security constituted by this deed has become enforceable, the Lender may, in its absolute discretion, enforce all or any part of that security at the times, in the manner and on the terms it thinks fit, and take possession of and hold or dispose of all or any part of the Secured Assets.

14	Enforcement of security

14.1	Enforcement powers

14.1.1	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this deed.

14.1.2	The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this

14.1.3	The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this deed) shall arise on and be immediately exercisable at any time after the execution of this deed the security constituted by this deed has become enforceable under clause 13.1.

14.1.4	Section 103 of the LPA 1925 does not apply to the security constituted by this deed.

14.2	Extension of statutory powers of leasing

The statutory powers of leasing and accepting surrenders conferred on mortgagees under the LPA 1925 and by any other statute are extended so as to authorise the Lender and any Receiver, at any time after the security constituted by this deed has become enforceable, whether in its own name or in that of the Chargor, to:

14.2.1	grant a lease or agreement to lease;

14.2.2	accept surrenders of leases; or

14.2.3	grant any option of the whole or any part of the Secured Assets with whatever rights relating to other parts of it,

whether or not at a premium and containing such covenants on the part of the Chargor, and on such terms and conditions (including the payment of money to a lessee or tenant on a surrender) as the Lender or Receiver thinks fit without the need to comply with any of the restrictions imposed by sections 99 and 100 of the LPA 1925.

14.3	Access on enforcement

14.3.1	At any time after the Lender has demanded payment of the Secured Liabilities or if the Chargor defaults in the performance of its obligations under this deed or the Loan Agreement, the Chargor will allow the Lender or its Receiver, without further notice or demand, immediately to exercise all its rights, powers and remedies in particular (and without limitation) to take possession of any Secured Asset and for that purpose to enter on any premises where a Secured Asset is situated (or where the Lender or a Receiver reasonably believes a Secured Asset to be situated) without incurring any liability to the Chargor for, or by any reason of, that entry.

14.3.2	At all times, the Chargor must allow the Lender or its Receiver access to any premises for the purpose of clause 14.3.1 (including obtaining any necessary consents or permits of other persons) and ensure that its employees and officers do the same.

14.4	Prior Security

At any time after the security constituted by this deed has become enforceable, or after any powers conferred by any Security Interest having priority to this deed shall have become exercisable, the Lender may:

14.4.1	redeem that or any other prior Security Interest;

14.4.2	procure the transfer of that Security Interest to it; and

14.4.3	settle and pass any account of the holder of any prior Security Interest.

Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Chargor. All monies paid by the Lender to an encumbrancer in settlement of any of those accounts shall, as from its payment by the Lender, be due from the Chargor to the Lender on current account and shall bear interest at the default rate of interest specified in the Loan Agreement and be secured as part of the Secured Liabilities.

14.5	Protection of third parties

No purchaser, mortgagee or other person dealing with the Lender, any Receiver or Delegate shall be concerned to enquire:

14.5.1	whether any of the Secured Liabilities have become due or payable, or remain unpaid or undischarged;

14.5.2	whether any power the Lender, a Receiver or Delegate is purporting to exercise has become exercisable or is properly exercisable; or

14.5.3	how any money paid to the Lender, any Receiver or any Delegate is to be applied.

14.6	Privileges

Each Receiver and the Lender is entitled to all the rights, powers, privileges and immunities conferred by the LPA 1925 on mortgagees and receivers.

14.7	No liability as mortgagee in possession

Neither the Lender, any Receiver, any Delegate nor any Administrator shall be liable, by reason of entering into possession of a Secured Asset or for any other reason, to account as mortgagee in possession in respect of all or any of the Secured Assets, nor shall any of them be liable for any loss on realisation of, or for any act, neglect or default of any nature in connection with, all or any of the Secured Assets for which a mortgagee in possession might be liable as such.

14.8	Conclusive discharge to purchasers

The receipt of the Lender or any Receiver or Delegate shall be a conclusive discharge to a purchaser and, in making any sale or other disposal of any of the Secured Assets or in making any acquisition in the exercise of their respective powers, the Lender, every Receiver and Delegate may do so for any consideration, in any manner and on any terms that it or he thinks fit.

14.9	Right of appropriation

14.9.1	To the extent that:

(a)	the Secured Assets constitute Financial Collateral; and

(b)	this deed and the obligations of the Chargor under it constitute a Security Financial Collateral Arrangement,

the Lender shall have the right, at any time after the security constituted by this deed has become enforceable, to appropriate all or any of those Secured Assets in or towards the payment or discharge of the Secured Liabilities in any order that the Lender may, in its absolute discretion, determine.

14.9.2	The value of any Secured Assets appropriated in accordance with this clause shall be:

(a)	in the case of cash, the amount standing to the credit of each of the Chargor's accounts with any bank, financial institution or other person, together with all interest accrued but unposted, at the time the right of appropriation is exercised; and

(b)	in the case of Investments, the price of those Investments at the time the right of appropriation is exercised as listed on any recognised market index, or determined by any other method that the Lender may select (including independent valuation).

14.9.3	The Chargor agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Financial Collateral Regulations.

15	Receiver

15.1	Appointment

At any time after the security constituted by this deed has become enforceable, or at the request of the Chargor, the Lender may, without further notice, appoint by way of deed, or otherwise in writing, any one or more persons to be a Receiver of all or any part of the Secured Assets.

15.2	Removal

The Lender may, without further notice (subject to section 45 of the Insolvency Act 1986 in the case of an administrative receiver), from time to time, by way of deed, or otherwise in writing, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

15.3	Remuneration

The Lender may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the LPA 1925, and the remuneration of the Receiver shall be a debt secured by this deed, to the extent not otherwise discharged.

15.4	Power of appointment additional to statutory powers

The power to appoint a Receiver conferred by this deed shall be in addition to all statutory and other powers of the Lender under the Insolvency Act 1986, the LPA 1925 or otherwise, and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA 1925 or otherwise.

15.5	Power of appointment exercisable despite prior appointments

The power to appoint a Receiver (whether conferred by this deed or by statute) shall be, and remain, exercisable by the Lender despite any prior appointment in respect of all or any part of the Secured Assets.

15.6	Agent of the Chargor

Any Receiver appointed by the Lender under this deed shall be the agent of the Chargor and the Chargor shall be solely responsible for the contracts, engagements, acts, omissions, defaults, losses and remuneration of that Receiver and for liabilities incurred by that Receiver. The agency of each Receiver shall continue until the Chargor goes into liquidation and after that the Receiver shall act as principal and shall not become the agent of the Lender.

16	Powers of Receiver

16.1	General

16.1.1	Any Receiver appointed by the Lender under this deed shall, in addition to the powers conferred on it by statute, have the powers set out in clause 16.2 to clause 16.23.

16.1.2	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing it states otherwise) exercise all of the powers conferred on a Receiver under this deed individually and to the exclusion of any other Receiver.

16.1.3	Any exercise by a Receiver of any of the powers given by clause 16 may be on behalf of the Chargor, the directors of the Chargor (in the case of the power contained in clause 16.16) or itself.

16.2	Repair and develop Properties

A Receiver may undertake or complete any works of repair, building or development on the Properties and may apply for and maintain any planning permission, development consent, building regulation approval or any other permission, consent or licence to carry out any of the same.

16.3	Surrender leases

A Receiver may grant, or accept surrenders of, any leases or tenancies affecting any Property and may grant any other interest or right over any Property on any terms, and subject to any conditions, that it thinks fit.

16.4	Employ personnel and advisors

A Receiver may provide services and employ, or engage any managers, officers, servants, contractors, workmen, agents, other personnel and professional advisers on any terms, and subject to any conditions, that it thinks fit. A Receiver may discharge any such person or any such person appointed by the Chargor.

16.5	Make VAT elections

A Receiver may make, exercise or revoke any value added tax option to tax as it thinks fit.

16.6	Remuneration

A Receiver may charge and receive any sum by way of remuneration (in addition to all costs, charges and expenses incurred by it) that the Lender may prescribe or agree with it.

16.7	Realise Secured Assets

A Receiver may collect and get in the Secured Assets or any part of them in respect of which it is appointed, and make any demands and take any proceedings as may seem expedient for that purpose, and take possession of the Secured Assets with like rights.

16.8	Manage or reconstruct the Chargor's business

A Receiver may carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying the business of the Chargor.

16.9	Dispose of Secured Assets

A Receiver may sell, exchange, convert into money and realise all or any of the Secured Assets in respect of which it is appointed in any manner (including, without limitation, by public auction or private sale) and generally on any terms and conditions as it thinks fit. Any sale may be for any consideration that the Receiver thinks fit and a Receiver may promote, or concur in promoting, a company to purchase the Secured Assets to be sold.

16.10	Sever fixtures and fittings

A Receiver may sever and sell separately any fixtures or fittings from any Property without the consent of the Chargor.

16.11	Sell Book Debts

A Receiver may sell and assign all or any of the Book Debts in respect of which it is appointed in any manner, and generally on any terms and conditions, that it thinks fit.

16.12	Valid receipts

A Receiver may give valid receipt for all monies and execute all assurances and things that may be proper or desirable for realising any of the Secured Assets.

16.13	Make settlements

A Receiver may make any arrangement, settlement or compromise between the Chargor and any other person that it may think expedient.

16.14	Bring proceedings

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any of the Secured Assets as it thinks fit.

16.15	Improve the Equipment

A Receiver may make substitutions of, or improvements to, the Equipment as it may think expedient.

16.16	Make calls on Chargor members

A Receiver may make calls conditionally or unconditionally on the members of the Chargor in respect of uncalled capital with (for that purpose and for the purpose of enforcing payments of any calls so made) the same powers as are conferred by the articles of association of the Chargor on its directors in respect of calls authorised to be made by them.

16.17	Insure

A Receiver may, if it thinks fit, but without prejudice to the indemnity in clause 19, effect with any insurer any policy of insurance either in lieu or satisfaction of, or in addition to, the insurance required to be maintained by the Chargor under this deed.

16.18	Powers under the LPA 1925

A Receiver may exercise all powers provided for in the LPA 1925 in the same way as if it had been duly appointed under the LPA 1925, and exercise all powers provided for an administrative receiver in Schedule 1 to the Insolvency Act 1986.

16.19	Borrow

A Receiver may, for any of the purposes authorised by this clause 16, raise money by borrowing from the Lender (or from any other person) either unsecured or on the security of all or any of the Secured Assets in respect of which it is appointed on any terms that it thinks fit (including, if the Lender consents, terms under which that security ranks in priority to this deed).

16.20	Redeem prior Security

A Receiver may redeem any prior Security Interest and settle and pass the accounts to which the Security Interest relates. Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Chargor, and the monies so paid shall be deemed to be an expense properly incurred by the Receiver.

16.21	Delegation

A Receiver may delegate his powers in accordance with this deed.

16.22	Absolute beneficial owner

A Receiver may, in relation to any of the Secured Assets, exercise all powers, authorisations and rights it would be capable of exercising, and do all those acts and things, as an absolute beneficial owner could exercise or do in the ownership and management of the Secured Assets or any part of the Secured Assets.

16.23	Incidental powers

A Receiver may do any other acts and things that it:

16.23.1	may consider desirable or necessary for realising any of the Secured Assets;

16.23.2	may consider incidental or conducive to any of the rights or powers conferred on a Receiver under or by virtue of this deed or law; and

16.23.3	lawfully may or can do as agent for the Chargor.

17	Delegation

17.1	Delegation

The Lender or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person any right, power, authority or discretion conferred on it by this deed (including the power of attorney granted under clause 21.1).

17.2	Terms

The Lender and each Receiver may make a delegation on the terms and conditions (including the power to sub-delegate) that it thinks fit.

17.3	Liability

Neither the Lender nor any Receiver shall be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

18	Application of proceeds

18.1	Order of application of proceeds

All monies received by the Lender, a Receiver or a Delegate pursuant to this deed, after the security constituted by this deed has become enforceable, shall (subject to the claims of any person having prior rights and by way of variation of the LPA 1925) be applied in the following order of priority:

18.1.1	in or towards payment of or provision for all costs, charges and expenses incurred by or on behalf of the Lender (and any Receiver, Delegate, attorney or agent appointed by it) under or in connection with this deed, and of all remuneration due to any Receiver under or in connection with this deed;

18.1.2	in or towards payment of or provision for the Secured Liabilities in any order and manner that the Lender determines in accordance with the provisions of the Loan Agreement; and

18.1.3	in payment of the surplus (if any) to the Chargor or other person entitled to it.

18.2	Appropriation

Neither the Lender, any Receiver nor any Delegate shall be bound (whether by virtue of section 109(8) of the LPA 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order between any of the Secured Liabilities.

18.3	Suspense account

All monies received by the Lender, a Receiver or a Delegate under this deed:

18.3.1	may, at the discretion of the Lender, Receiver or Delegate, be credited to any suspense or securities realised account;

18.3.2	shall bear interest, if any, at the rate agreed in writing between the Lender and the Chargor; and

18.3.3	may be held in that account for so long as the Lender, Receiver or Delegate thinks fit.

19	Costs and indemnity

19.1	Costs

The Chargor shall pay to, or reimburse, the Lender and any Receiver on demand, on a full indemnity basis, all costs, charges, expenses, taxes and liabilities of any kind (including, without limitation, legal, printing and out-of-pocket expenses) incurred by the Lender, any Receiver or any Delegate in connection with:

19.1.1	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) any of the Lender's, a Receiver's or a Delegate's rights under this deed; or

19.1.2	taking proceedings for, or recovering, any of the Secured Liabilities,

together with interest, which shall accrue and be payable (without the need for any demand for payment being made) from the date on which the relevant cost or expense arose until full discharge of that cost or expense (whether before or after judgment, liquidation, winding up or administration of the Chargor) at the rate and in the manner specified in the Loan Agreement.

19.2	Indemnity

The Chargor shall indemnify the Lender, each Receiver and each Delegate, and their respective employees and agents against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by any of them arising out of or in connection with:

19.2.1	the exercise or purported exercise of any of the rights, powers, authorities or discretions vested in them under this deed or by law in respect of the Secured Assets;

19.2.2	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) the security constituted by this deed; or

19.2.3	any default or delay by the Chargor in performing any of its obligations under this deed.

Any past or present employee or agent may enforce the terms of this clause 19.2 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

20	Further assurance

20.1	Further assurance

20.2	The Chargor shall, at its own expense, take whatever action the Lender or any Receiver may reasonably require for:

20.2.1	creating, perfecting or protecting the security intended to be created by this deed;

20.2.2	facilitating the realisation of any Secured Asset; or

20.2.3	facilitating the exercise of any right, power, authority or discretion exercisable by the Lender or any Receiver in respect of any Secured Asset,

20.3	including, without limitation (if the Lender or Receiver thinks it expedient) the execution of any transfer, conveyance, assignment or assurance of all or any of the assets forming part of (or intended to form part of) the Secured Assets (whether to the Lender or to its nominee) and the giving of any notice, order or direction and the making of any registration.

21	Power of attorney

21.1	Appointment of attorneys

By way of security, the Chargor irrevocably appoints the Lender, every Receiver and every Delegate separately to be the attorney of the Chargor and, in its name, on its behalf and as its act and deed, to execute any documents and do any acts and things that:

21.1.1	the Chargor is required to execute and do under this deed; or

21.1.2	any attorney deems proper or desirable in exercising any of the rights, powers, authorities and discretions conferred by this deed or by law on the Lender, any Receiver or any Delegate.

21.2	Ratification of acts of attorneys

The Chargor ratifies and confirms, and agrees to ratify and confirm, anything that any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in clause 21.1.

22	Release

22.1	Subject to clause 29.3, on the expiry of the Security Period (but not otherwise), the Lender shall, at the request and cost of the Chargor, take whatever action is necessary to:

22.1.1	release the Secured Assets from the security constituted by this deed; and

22.1.2	reassign the Secured Assets to the Chargor.

23	Assignment and transfer

23.1	Assignment by Lender

23.1.1	At any time, without the consent of the Chargor but subject to the terms of the Loan Agreement, the Lender may assign or transfer the whole or any part of the Lender’s rights and / or obligations under this deed to any person.

23.1.2	The Lender may disclose to any actual or proposed assignee or transferee any information about the Chargor, the Secured Assets and this deed that the Lender considers appropriate.

23.2	Assignment by Chargor

The Chargor may not assign any of its rights, or transfer any of its obligations, under this deed, or enter into any transaction that would result in any of those rights or obligations passing to another person.

24	SET-OFF

24.1	Lender's right of set-off

The Lender may at any time set off any liability of the Chargor to the Lender against any liability of the Lender to the Chargor, whether either liability is present or future, liquidated or unliquidated, and whether or not either liability arises under this deed. If the liabilities to be set off are expressed in different currencies, the Lender may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Lender of its rights under this clause 24.1 shall not limit or affect any other rights or remedies available to it under this deed or otherwise.

24.2	No obligation to set off

The Lender is not obliged to exercise its rights under clause 24.1. If, however, it does exercise those rights it must promptly notify the Chargor of the set-off that has been made.

24.3	Chargor’s waiver of set-off

The Chargor waives any present or future right of set-off it may have in respect of the Secured Liabilities (including sums payable by the Chargor under this deed).

24.4	Exclusion of Chargor’s right of set-off

All payments made by the Chargor to the Lender under this deed shall be made without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

25	Amendments, waivers and consents

25.1	Amendments

No amendment of this deed shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

25.2	Waivers and consents

25.2.1	A waiver of any right or remedy under this deed or by law, or any consent given under this deed, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

25.2.2	A failure to exercise, or a delay in exercising, any right or remedy provided under this deed or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this deed. No single or partial exercise of any right or remedy provided under this deed or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this deed by the Lender shall be effective unless it is in writing.

25.3	Rights and remedies

The rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

26	Severance

If any provision (or part of a provision) of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this deed.

27	counterparts

Counterparts

This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

28	third party rights

A person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this deed. This does not affect any right or remedy of a third party that exists, or is available, apart from that Act.

29	Further provisions

29.1	Independent security

The security constituted by this deed shall be in addition to, and independent of, any other security or guarantee that the Lender may hold for any of the Secured Liabilities at any time. No prior security held by the Lender over the whole or any part of the Secured Assets shall merge in the security created by this deed.

29.2	Continuing security

The security constituted by this deed shall remain in full force and effect as a continuing security for the Secured Liabilities, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until the Lender discharges this deed in writing.

29.3	Discharge conditional

Any release, discharge or settlement between the Chargor and the Lender shall be deemed conditional on no payment or security received by the Lender in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement:

29.3.1	the Lender or its nominee may retain this deed and the security created by or pursuant to it, including all certificates and documents relating to the whole or any part of the Secured Assets, for any period that the Lender deems necessary to provide the Lender with security against any such avoidance, reduction or order for refund; and

29.3.2	the Lender may recover the value or amount of such security or payment from the Chargor subsequently as if the release, discharge or settlement had not occurred.

29.4	Certificates

A certificate or determination by the Lender as to any amount for the time being due to it from the Chargor under this deed shall be, in the absence of any manifest error, conclusive evidence of the amount due.

29.5	Consolidation

The restriction on the right of consolidation contained in section 93 of the LPA 1925 shall not apply to this deed.

29.6	Small company moratorium

Notwithstanding anything to the contrary in this deed, neither the obtaining of a moratorium by the Chargor under schedule A1 to the Insolvency Act 1986 nor the doing of anything by the Chargor with a view to obtaining such a moratorium (including any preliminary decision or investigation) shall be, or be construed as:

29.6.1	an event under this deed which causes any floating charge created by this deed to crystallise;

29.6.2	an event under this deed which causes any restriction which would not otherwise apply to be imposed on the disposal of any property by the Chargor; or

29.6.3	a ground under this deed for the appointment of a Receiver.

30	Notices

30.1	Service

Any notice, demand, request or other communication in relation to this deed may be delivered as follows: (i) by hand or by ordinary pre-paid post to the Chargor at the address of the Chargor last known to the Lender or to the Lender at the address stated at the beginning of this deed or such other address as the Lender may notify to the Chargor for this purpose; or (ii) by fax to a fax number provided for that purpose by the Chargor to the Lender or by the Lender to the Chargor; or (iii) by any electronic system used by both the Chargor and the Lender from time to time and capable of delivering and receiving such communication by use of access codes provided by the Chargor to the Lender or by the Lender to the Chargor. Such communication will be deemed to have been validly given or made when delivered by hand or twenty-four hours after dispatch by post, fax or other electronic system.

31	Governing law and jurisdiction

31.1	Governing law

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

31.2	Jurisdiction

The parties to this deed irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim that arises out of, or in connection with, this deed or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Lender to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of that other jurisdiction.

31.3	Other service

The Chargor irrevocably consents to any process in any proceedings under clause 31.2 being served on it in accordance with the provisions of this deed relating to service of notices. Nothing contained in this deed shall affect the right to serve process in any other manner permitted by law.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a DEED by (director) for and on behalf of IORA SOFTWARE LIMITED in the presence of:	) ) )	/s/ Mark Thompson

Witness signature:		/s/ Lesley E. Jones
Witness name (print):		Lesley E. Jones

Witness address:		17 Willowbourne, Fleet, Hampshire, GU51 5AB

EXECUTED as a DEED by (authorised signatory) for and on behalf of MORIAH SOFTWARE MANAGEMENT LP in the presence of:	) ) ) )	/s/ Greg Zilberstein

Witness signature:

Witness name (print):

Witness address: